UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2026

Xilio Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40925	85-1623397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

828 Winter Street, Suite 300 Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 524-2466

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	XLO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 11, 2026, Xilio Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners LLC, as representative of the underwriter named therein (the “Underwriter”), relating to an underwritten offering (the “Offering”) of pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 74,780,300 shares of common stock (the “Warrant Shares”) at a price to investors of $0.5349 per Pre-Funded Warrant. Each Pre-Funded Warrant is exercisable for one share of common stock at an exercise price of $0.0001 per share. All of the Pre-Funded Warrants are being sold by the Company.

The Company estimates that it will receive net proceeds from the Offering of approximately $37.1 million after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company.

The Pre-Funded Warrants will be issued pursuant to the registration statement on Form S-3 that was filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2025, as amended on May 6, 2025, and declared effective by the SEC on May 8, 2025 (File No. 333-285703), and the final prospectus supplement that was filed with the SEC on February 12, 2026. The closing of the Offering is expected to take place on or about February 13, 2026, subject to the satisfaction of customary closing conditions.

The exercisability of the Pre-Funded Warrants is subject to limitations on exercise. A holder will be prohibited from exercising any portion of any Pre-Funded Warrant if immediately prior to or following such exercise such holder (together with its affiliates) would beneficially own more than 4.99% (or up to 19.99% at the election of the holder) of the Company’s issued and outstanding common stock immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrant. However, any holder of any Pre-Funded Warrant may increase or decrease such percentage to any other percentage not in excess of 19.99%, provided that any such increase will not be effective until the 61st day after notice from the holder is delivered to the Company.

Each Pre-Funded Warrant will have an exercise price per share of common stock equal to $0.0001 per share and will be immediately exercisable. The exercise price of the Pre-Funded Warrants and the number of shares of common stock issuable upon exercise of the Pre-Funded Warrants are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the common stock, as well as upon certain pro rata distributions to the Company’s stockholders for no consideration. The exercise price of the Pre-Funded Warrants will not be adjusted below the par value of the Company’s common stock.

In the event of certain fundamental transactions, each holder of the Pre-Funded Warrants has the right to receive, upon exercise of the Pre-Funded Warrants, the same amount and kind of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such fundamental transaction if it had been, immediately prior to such fundamental transaction, the holder of the number of shares of common stock underlying such holder’s Pre-Funded Warrant without regard to any limitations on exercise contained in the Pre-Funded Warrants.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

The foregoing descriptions of the terms of the Underwriting Agreement and the Pre-Funded Warrants do not purport to be complete and each is qualified in its entirety by reference to the Underwriting Agreement and the form of Pre-Funded Warrant, respectively, which are filed as Exhibit 1.1 and Exhibit 4.1 hereto and incorporated by reference herein.

The legal opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, relating to the Pre-Funded Warrants and the Warrant Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure.

The full text of the press release announcing the pricing of the Offering on February 11, 2026 is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the SEC and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the proceeds of the Offering, satisfaction of customary closing conditions relating to the Offering and the expected closing of the Offering. The words “aim,” “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this Current Report on Form 8-K are based on management’s current expectations and beliefs and are subject to a number of important risks, uncertainties and other factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this Current Report on Form 8-K, including, without limitation, risks and uncertainties related to market and other conditions, the satisfaction of customary closing conditions related to the Offering and the impact of general economic, industry or political conditions in the United States or internationally. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in the Company’s filings with the SEC, including the Company’s most recent Quarterly Report on Form 10-Q, the Company’s final prospectus supplement filed with the SEC on February 12, 2026 and any other filings that the Company has made or may make with the SEC in the future. Any forward-looking statements contained in this Current Report on Form 8-K represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, the Company explicitly disclaims any obligation to update any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 11, 2026, by and between Xilio Therapeutics, Inc. and Leerink Partners LLC, as representative of the underwriter named therein

4.1	Form of Pre-Funded Warrant Agreement

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

99.1	Press release issued by Xilio Therapeutics, Inc. on February 11, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILIO THERAPEUTICS, INC.

Date: February 12, 2026	By:	/s/ Caroline Hensley
Caroline Hensley
Chief Legal Officer